                                                                   EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                              2550 Hanover Street
                           Palo Alto, CA 94304-1115
                           Telephone: (650) 233-4500
                              Fax: (650) 233-4545


                               September _, 2000


Docent, Inc.
2444 Charleston Road
Mountain View, California  94043

     Re:   Registration Statement on Form S-1


Ladies and Gentlemen:

     We are acting as counsel for Docent, Inc., a Delaware corporation (the "Company"),in connection with the registration under the Securities Act of 1933, as amended, of 9,200,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including 1,200,000 shares subject to the underwriters' over-allotment option). In this regard we have participated in the preparation of a Registration Statement on Form S-1 (Registration No. 333-34546) relating to such 9,200,000 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

   We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                   Very truly yours,

                                   /s/ Pillsbury Madison & Sutro LLP
                                   ---------------------------------
                                   Pillsbury Madison & Sutro LLP